UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2009

 CHINA INTERNATIONAL TOURISM HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(State or other jurisdiction of incorporation or organization)
1-10559 (Commission File Number)	65-1021346 (IRS Employer Identification Number)

E Pang Gong Site, 44 Hong Guang Road, Xi An, P.R.China 710068
(Address of principal executive offices)

(8629) 8436-8561
(Issuer's telephone number)

 Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

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This Current Report on Form 8-K is filed by China International Tourism Holdings, Ltd., a Nevada corporation (“Registrant”), in connection with the items described below.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
Exhibit-10.1 Transfer and Change of Control Agreement
Signatures

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Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2009, China International Tourism Holdings, Ltd., (the “Registrant”) entered into a transfer & change of control agreement (the “Agreement”) with Ms. Wanwen Su (the “Buyer”) and Mr. Ming Lei (the “Seller). There were no material relationships between the Registrant or its affiliates and any of the parties to the Agreement, other than in respect to the Agreement.

Pursuant to the terms and conditions of the Agreement, the Buyer acquired from the Seller 2,636,000 shares of preferred stock of the Registrant (the “Transaction”). A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant

The Buyer entered into an agreement to acquire control of the Registrant on February 17, 2009 through the transfer of preferred stock representing approximately 50.42% of the fully diluted issued and outstanding shares of stock of the Registrant.  Pursuant to the Agreement the Buyer purchased 2,636,000 shares of convertible preferred stock from the Seller, with a conversion ratio of 1 for 25 shares. The Buyer has the option to convert the 2,636,000 Preferred Shares to Common Stock at a 1 for 25 ratio, which will yield 65,900,000 shares of common stock of the Registrant. There was no cash paid for the Transaction but the shares were sold in consideration of settlement of all debts and liabilities in the Registrant and in expectation of execution of a binding plan of exchange within thirty days whereby the Registrant will exchange shares with Chengkai Logistic Company (“Chengkai”), a corporation organized under the laws of the Peoples’ Republic of China and Chengkai will become a wholly owned subsidiary of the Registrant.

Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Registrant (the “Board of Directors”) may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

Immediately prior to the closing of the Transaction, the Seller served as the Chairman of the Board of Directors. Pursuant to the terms and conditions set forth in the Agreement, immediately following the closing of the Transaction, (1) the Buyer’ nominee, Ms. Wanwen Su was appointed to the Board of Directors; (2) the Seller tendered a resignation from the Board of Directors and as an officer; (3) effective as of ten days after the delivery to the shareholders of the Registrant of an Information Statement pursuant to Rule 14f; (4) the parties agreed to appoint the Buyer’s nominee, Ms. Wanwen Su, to the Board of Directors as at a future date to be determined by the Buyer; and (5) the Buyer appointed Mr. Weiheng Cai to the Board of Directors as an independent director.

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangement Of Certain Officers.

Appointment of Ms. Wanwen Su to the Board of Directors

Pursuant to the terms and conditions set forth in the Agreement, immediately following the closing of the Transaction, on February 17, 2009, Ms. Wanwen Su was appointed to the Board of Directors.

Ms. Su graduated from Guangzhou Jinan University with a degree in Accounting. She previously worked as a manager of Burberry Guangzhou. She founded Guangzhou Chengkai Logistics Co. Ltd in 2005. She has experience in marketing and sales of luxury goods and has established herself well in the logistics business

Ms. Su has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Ms. Su has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Ms. Su has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Departure of Ming Lei as President

Pursuant to the terms and conditions set forth in the Agreement, immediately following the closing of the Transaction, on February 17, 2009, Ming Lei resigned as the President and Chief Executive Officer of the Registrant.

Appointment of Wanwen Su as Chairman of the Board, and Appointment of Mr. Weiheng Cai as an Independent Director

Pursuant to the terms and conditions set forth in the Agreement, immediately following the closing of the Transaction, on February 17, 2009 the Registrant appointed (1) Wanwen Su as its Chairman of the Board of Directors. There are no employment agreements between the Registrant and Wanwen Su.

Ms. Wanwen Su

Information about Ms. Su is set forth above under “Appointment of Ms. Wanwen Su to the Board of Directors.”

Mr. Weiheng Cai

Weiheng Cai, age 35, has worked as a technical consultant for the past 5 years both independently and for Conceptual Management, Inc., his wholly-owned company. Mr. Cai primarily performs his services from the Peoples Republic of China where he resides. Mr. Cai performs website development services for emerging companies. He has a BS in Business Administration from the University of North Carolina.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Agreement, dated as of February 17, 2009, by and among Mr. Ming Lei and Ms. Wanwen Su.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China International Tourism Holdings, Ltd.

DATED: February 17, 2009	By:	/s/ Su, Wanwen
Wanwen Su, President